Novocure Announces Fourth Quarter and Full Year 2020 Preliminary Net Revenues and Provides Company Update

Full year 2020 preliminary net revenues of $494.4 million, representing annual growth of 41 percent compared to 2019

Novocure to present at the 39th Annual J.P. Morgan Virtual Healthcare Conference at 8:20 a.m. EST on Tuesday, Jan. 12, 2021

Fourth quarter and full year 2020 financial results to be reported Thursday, Feb. 25, 2021

St. Helier, Jersey – Novocure (NASDAQ: NVCR) today reported operating statistics and preliminary, unaudited net revenues and cash balances for the fourth quarter and full year 2020. Novocure plans to discuss these results with investors at the 39th Annual J.P. Morgan Virtual Healthcare Conference. Novocure also plans to highlight key clinical and product development programs.

Fourth quarter and full year 2020 highlights include:

	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
	(unaudited)	(audited)		(unaudited)	(audited)
Financial, in millions
Net revenues(1)	$144.0	$99.2	45%	$494.4	$351.3	41%

Cash, cash equivalents and short-term investments at period end(1)	$842.6	$326.1	158%	$842.6	$326.1	158%
Non-financial
Active patients at period end(2)	3,411	2,909	17%	3,411	2,909	17%
Prescriptions received in period(3)	1,411	1,380	2%	5,613	5,371	5%

(1) The preliminary, unaudited results described in this press release are estimates only and are subject to revision until the company reports its full, audited financial results for the fourth quarter and full year 2020 on or about Feb. 25, 2021.
(2) An “active patient” is a patient who is receiving treatment under a commercial prescription order as of the measurement date, including patients who may be on a temporary break from treatment and who plan to resume treatment in less than 60 days.
(3) A “prescription received” is a commercial order for Optune or Optune Lua that is received from a physician certified to treat patients for a patient not previously on Optune or Optune Lua. Orders to renew or extend treatment are not included in this total.

“Our track record of execution extended throughout 2020 with significant achievements furthering our three overarching priorities,” said William Doyle, Novocure’s Executive Chairman. “We sustained our commercial momentum with $494 million in net revenues, representing 41% annual revenue growth; launched three new clinical trials, expanding our development pipeline to include eight ongoing global studies involving nearly 3,000 patients across seven solid tumor cancers; and, increased our investments in product development.”

“We continue to build on twenty years of innovation and execution to pioneer an emerging modality in cancer care,” said Asaf Danziger, Novocure’s CEO. “Through our clinical and product development efforts, we believe we are just beginning to unlock the potential of the Tumor Treating Fields platform to extend survival in some of the most aggressive forms of cancer. We look forward to providing a full company update and discussing our 2020 financial results on our February conference call.”

Fourth quarter 2020 operating statistics and preliminary financial highlights
On a preliminary, unaudited basis, for the quarter ended December 31, 2020, net revenues were $144.0 million, representing 45% growth compared to the fourth quarter 2019, and full year 2020 net revenues were $494.4 million, representing 41% growth compared to full year 2019.

•In the United States, net revenues totaled $97.7 million in the quarter ended December 31, 2020, representing 48% growth compared to the same period in 2019.
•In Germany and other EMEA markets, net revenues totaled $33.8 million in the quarter ended December 31, 2020, representing 31% growth compared to the same period in 2019.
•In Japan, net revenues totaled $7.9 million in the quarter ended December 31, 2020, representing 42% growth compared to the same period in 2019.
•In Greater China, net revenues totaled $4.5 million in the quarter ended December 31, 2020, representing 132% growth compared to the same period in 2019.

We recorded $9 million and $36 million in revenues from Medicare fee-for-service beneficiaries billed under the coverage policy effective on September 1, 2019 for the three and twelve month periods ended December 31, 2020, respectively. We have gained a good understanding of how to ensure timely processing of Medicare claims and have sufficient experience to recognize approximately two-thirds of the expected contribution from Medicare beneficiaries. In the fourth quarter of 2020, we also recognized approximately $11 million in incremental net revenues compared to the first half of 2020 resulting from the successful appeal of previously denied claims for Medicare fee-for-service beneficiaries billed prior to established coverage.
There were 3,411 active patients at December 31, 2020, representing 17% growth compared to December 31, 2019, and one percent growth compared to September 30, 2020.

•In the United States, there were 2,193 active patients at December 31, 2020, representing 12% growth compared to December 31, 2019.
•In Germany and other EMEA markets, there were 953 active patients at December 31, 2020, representing 25% growth compared to December 31, 2019.

•In Japan, there were 265 active patients at December 31, 2020, representing 38% growth compared to December 31, 2019.

Additionally, 1,411 prescriptions were received in the quarter ended December 31, 2020, representing two percent growth compared to the same period in 2019, and three percent growth compared to the quarter ended September 30, 2020. In the quarter ended December 31, 2020, 1,160 Optune prescriptions were written for patients with newly diagnosed glioblastoma.

•In the United States, 962 prescriptions were received in the quarter ended December 31, 2020, representing a four percent decrease compared to the same period in 2019.
•In Germany and other EMEA markets, 349 prescriptions were received in the quarter ended December 31, 2020, representing 22% growth compared to the same period in 2019.
•In Japan, 100 prescriptions were received in the quarter ended December 31, 2020, representing eight percent growth compared to the same period in 2019.

At December 31, 2020, on a preliminary, unaudited basis, Novocure had $235 million in cash and cash equivalents and $608 million in short-term investments, for a total balance of $843 million in cash, cash equivalents and short-term investments. This represents an increase of $608 million in cash and investments since September 30, 2020.

Anticipated clinical milestones
•Data from phase 2 pilot HEPANOVA trial in advanced liver cancer (Q1 2021)
•Data from phase 2 pilot EF-31 trial in gastric cancer (2021)
•Interim analysis of phase 3 pivotal LUNAR trial in non-small cell lung cancer (2021)
•Interim analysis of phase 3 pivotal PANOVA-3 trial in locally advanced pancreatic cancer (2021)
•Interim analysis of phase 3 pivotal INNOVATE-3 trial in recurrent ovarian cancer (2021)
•Data from phase 3 pivotal METIS trial in brain metastases (2022)
•Data from phase 2 pilot EF-33 trial with high-intensity arrays in recurrent glioblastoma (2022)
•Final data from phase 3 pivotal LUNAR trial in non-small cell lung cancer (2023)
•Final data from phase 3 pivotal PANOVA-3 trial in locally advanced pancreatic cancer (2023)
•Final data from phase 3 pivotal INNOVATE-3 trial in recurrent ovarian cancer (2023)

Fourth quarter and full year 2020 financial results conference call
Novocure will host a conference call and webcast to discuss fourth quarter and full year 2020 financial results at 8 a.m. EST on Thursday, February 25, 2021. Analysts and

investors can participate in the conference call by dialing 855-442-6895 for domestic callers and 509-960-9037 for international callers, using the conference ID 3965899.

The webcast, earnings slides presented during the webcast and the corporate presentation can be accessed live from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations, and will be available for at least 14 days following the call. Novocure has used, and intends to continue to use, its investor relations website, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Tumor Treating Fields is a cancer therapy that uses electric fields to disrupt cancer cell division. Novocure’s commercialized products are approved for the treatment of adult patients with glioblastoma and malignant pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer, liver cancer and glioblastoma.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania and New York City. Additionally, the company has offices in Germany, Switzerland, Japan and Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 27, 2020 and its Quarterly Report on Form 10-Q filed on April 30, 2020, as amended to date, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Investors:
Gabrielle Fernandes
gfernandes@novocure.com
603-206-7047

Media:
Jaclyn Stahl
jstahl@novocure.com
212-767-7516